EXECUTION VERSION

5,546,600 SHARES OF COMMON STOCK

FIDELITY NATIONAL INFORMATION SERVICES, INC.

UNDERWRITING AGREEMENT

November 9, 2006

BEAR, STEARNS & CO. INC.

383 Madison Avenue

New York, New York 10179

Ladies/Gentlemen:

The shareholders listed on Schedule I hereto (the “Selling Shareholders”) of Fidelity National Information Services, Inc., a corporation organized and existing under the laws of Georgia (the “Company”), propose, subject to the terms and conditions stated herein, to sell (the “Offering”) to Bear, Stearns & Co. Inc. (the “Underwriter”) an aggregate of 5,546,600 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a)          The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Shares, on Form S-3 (File No. 333-131593) (the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, became effective upon filing, in such form. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. The various parts of the Initial Registration Statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A, 430B or 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriter, and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became or hereafter becomes effective under the Securities Act with respect to the Underwriter, are hereafter collectively referred to as the “Registration Statement.” Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein. No stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

The prospectus supplement relating to the Shares, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereafter referred to as the “Prospectus”. Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereafter referred to as a “Preliminary Prospectus;” and the prospectus included in the Registration Statement immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “Pricing Prospectus”. Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares is hereafter referred to as an “Issuer Free Writing Prospectus”; and the Pricing Prospectus, as supplemented by the public offering price of the Shares and the Issuer Free Writing Prospectuses, if any, attached and listed in Annex III hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package”. Any reference herein to any Preliminary Prospectus, Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act, in the case of any Preliminary Prospectus or the Prospectus, on or before the date of such Preliminary Prospectus or Prospectus, as the case may be, and, in the case of the Pricing Prospectus, at or before the Applicable Time; and any reference herein to any “amendment” or “supplement” to any Preliminary Prospectus, Pricing Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such Preliminary Prospectus, Pricing Prospectus or Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) and, at the time of (i) filing the Registration Statement and (ii) the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Act or form of prospectus), the Company was a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act).

All references in this Agreement to the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)          The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided,

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however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 17 hereof.

(c)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(d)          Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 17 hereof.

(e)          For purposes of this Agreement, the “Applicable Time” is 4:15 p.m. (Eastern) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date (as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus not listed in Annex III hereto, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(e) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein. The parties hereto agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 17 hereof.

(f)           KPMG LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, and Ernst & Young LLP whose reports appear or are incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, who have certified certain other financial statements and supporting schedules and information of Certegy Inc. that are included or

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incorporated in the Registration Statement, the Pricing Prospectus or the Prospectus, each are independent public accountants as required by the Securities Act, the Exchange Act and the Rules and Regulations.

(g)          Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, except as disclosed in the Pricing Disclosure Package, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any change in the capital stock or long-term or short-term debt of the Company or any of its “significant subsidiaries” (as that term is defined in Rule 1-02(w) of Regulation S-X), as listed in Schedule II hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”), (iii) neither the Company nor any Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Pricing Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Pricing Disclosure Package.

(h)          The Company has an authorized capitalization as set forth in the Pricing Disclosure Package, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or any subsidiary any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”).

(i)           The Shares to be delivered on the Closing Date (as hereinafter defined), have been duly and validly authorized and validly issued, are fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus. Except as disclosed or incorporated by reference in the Pricing

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Prospectus, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed or incorporated by reference in the Pricing Prospectus, no holder of any Relevant Security has any rights to require registration under the Securities Act of any Relevant Security in connection with the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(j)           Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) would not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; or (ii) the ability of the Company to consummate the Offering or any other transaction contemplated by this Agreement (a “Material Adverse Effect”).

(k)          Each of the Company and each Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted, and each such Consent is valid and in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or any such Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent.

(l)           This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m)         The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated do not, and will not, (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate

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or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign; except, with respect to items (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

(n)          No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by the Company of this Agreement or consummation of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriter, each of which has been obtained and is in full force and effect.

(o)          Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, would reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(p)          The financial statements and pro forma data, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries and the other entities for which financial statements are included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus; except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus by the Securities Act, the Exchange Act or the Rules and Regulations. The other financial and statistical information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and the books and records of the respective entities presented therein.

(q)          The pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with

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United States generally accepted accounting principles the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.

(r)           The statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(s)          The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The shares of Common Stock are listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(t)           The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(w)         There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-

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Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications except as would not reasonably be expected to have a Material Adverse Effect.

(x)          Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(y)          The statements set forth or incorporated by reference in the Registration Statement, Pricing Disclosure Package and Prospectus under the captions “Summary of the Offering” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock, and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(z)          The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files periodic reports with the Commission, and the conditions for use of Form S-3 to register the Shares under the Securities Act have been satisfied. The documents incorporated or deemed to be incorporated by reference in the Pricing Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations and, when read together with the other information in the Pricing Prospectus or the Prospectus, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa)        The Company is not and, after giving effect to the sale of the Shares as contemplated herein, will not be an “investment company” under the Investment Company Act of 1940, as amended.

(bb)        Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

(cc)        The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Registration Statement, the Pricing Prospectus and the Prospectus or such as do not (individually or in the aggregate) materially

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affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

(dd)        The Company and each Subsidiary (i) owns or possesses the right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as presently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others, and, to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property, except in each case as would not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(ee)        The Company and the Subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(ff)         Each of the Company and each Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not

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such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2005, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(gg)        No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best of the Company’s knowledge, is imminent, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(hh)        No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which the Company or any Subsidiary would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan”; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ii)          There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse

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Effect. Neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary. No property of the Company or any Subsidiary is subject to any Lien under any Environmental Law. Neither the Company nor any Subsidiary is subject to any material order, decree, agreement or other individualized legal requirement related to any Environmental Law.

(jj)          None of the Company, any Subsidiary or, to the Company’s knowledge, any of its employees or agents, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(kk)        Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(ll)          The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in

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connection with the Offering other than the Pricing Prospectus, the Prospectus, and any Issuer Free Writing Prospectus set forth on Annex III hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares, except for any Issuer Free Writing Prospectus set forth in Annex III hereto.

(mm)     The transactions contemplated by the Agreement and Plan of Merger between the Company and Fidelity National Financial, Inc., dated as of June 25, 2006, as amended, have been completed.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

2.    Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally represents and warrants to, and agrees with, the Underwriter as of the date hereof and as of the Closing Date that:

(a)          Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions to be entered into by such Selling Shareholder or under this Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus. This Agreement and the transactions to be entered into by such Selling Shareholder or under this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus have been duly and validly authorized by such Selling Shareholder. This Agreement has been duly and validly executed and delivered by such Selling Shareholder and constitutes the legal, valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          Such Selling Shareholder agrees that the Shares to be sold by such Selling Shareholder are subject to the interests of the Underwriter, and that the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement by any act of such Selling Shareholder, by operation of law or by the occurrence of any other event. If such Selling Shareholder should die or become incapacitated, or if any other event should occur affecting the legal status or capacity of such Selling Shareholder before the delivery of the Shares, to be sold by a Selling Shareholder hereunder, the documents evidencing the Shares, to be sold by such Selling Shareholder shall be delivered by an agent or representative of the Selling Shareholder in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not such agent or representative shall have received notice thereof.

(c)          Certificates for all of the Shares to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment with signatures guaranteed shall be

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delivered to the Underwriter pursuant to this Agreement. Such Selling Shareholder is the record and beneficial owner of the Shares to be sold by the Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims and has duly indorsed such securities in blank, and assuming that the Underwriter acquires its interest in the securities it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the “UCC”), the Underwriter that has purchased such Shares delivered to the Depository Trust Company (“DTC”) by making payment therefor, as provided herein, and that has had such Shares credited to its securities account or accounts maintained with DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriter, and no action based on an adverse claim, may be asserted against the Underwriter with respect to such Shares.

(d)          No Consent of, from or with any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance by the Selling Shareholder of its obligations under this Agreement or consummation by the Selling Shareholders of the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the state or foreign securities laws, or the blue sky laws of any jurisdiction.

(e)          The execution, delivery and performance of this Agreement by such Selling Shareholder and performance of its obligations under any of the other transactions contemplated herein by the Selling Shareholder or the fulfillment of the terms hereof by the Selling Shareholder will not (A) conflict with, result in a breach or violation of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to any law, statute, rule or regulation or the terms of any indenture or other agreement or instrument to which such Selling Shareholder is party or bound, or to which any of the property or assets of such Selling Shareholder is subject, or (B)  if such Selling Shareholder is not a natural person, result in any violation of the provisions of any charter or bylaws or certificate of formation, trust agreement, partnership agreement, articles of partnership or other organizational documents, as applicable, of the Selling Shareholder, or (C) result in any violation or breach of any judgment, order, decree statute, rule or regulation applicable to such Selling Shareholder of any court or any public, governmental or regulatory agency or body, administrative agency or arbitrator having jurisdiction over such Selling Shareholder, except in the case of clauses (A) and (C) above, for any such breach, violation or breach that would not have an adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder.

(f)           Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering of the Shares, except for such rights as have been waived or which are described in the Registration Statement, the Pricing Prospectus and the Prospectus (and which have been complied with).

(g)          Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to

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purchase any of the Shares that are to be sold by any other Selling Shareholder to the Underwriter pursuant to this Agreement.

(h)          Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(i)           Such Selling Shareholder has no knowledge of any misstatement of a material fact or failure to state a material fact necessary to make the statements in the Pricing Disclosure Package and the Prospectus, in light of the circumstances under which they were made, not misleading, provided, however, that such statements shall be limited to those included under the heading “Selling Shareholders” which relates to such Selling Shareholder.

(j)           Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(k)          Such Selling Shareholder has not distributed and will not distribute, prior to the completion of the Underwriter’s distribution of the Shares, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, or (ii) the Pricing Prospectus or the Prospectus.

Any certificate signed by or on behalf of a Selling Shareholder and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

3.   Purchase, Sale and Delivery of the Shares

(a)          On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Selling Shareholders, at a purchase price per share of $41.25, the Shares.

(b)          Payment of the purchase price for, and delivery of certificates representing, the Shares shall be made at the office of Weil, Gotshal & Manges LLP (“Underwriter’s Counsel”), or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M., New York City time, on November 15, 2006, or such other time and date as the Underwriter and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Payment of the purchase price for the Shares shall be made by wire transfer in same day funds to or as directed in writing by the Selling Shareholders upon delivery of certificates for the Shares to the Underwriter through the facilities of The Depository Trust Company for the account of the Underwriter. Each Selling

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Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Shareholders to the Underwriter, or otherwise in connection with the performance of the Selling Shareholders’ obligations hereunder. Certificates for the Shares shall be registered in such name or names and shall be in such denominations as the Underwriter may request. The Company will permit the Underwriter to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(c)          Each of the Company and each Selling Shareholder acknowledges and agrees that (i) the terms of this Agreement and the Offering (including the price of the Shares) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company or a Selling Shareholder and the Underwriter has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether the Underwriter has advised or is advising any such party on other matters; (iii) the Underwriter’s obligations to the Company and such Selling Shareholder in respect of the Offering are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriter with respect to any such matters.

4.     Offering. Upon authorization of the release of the Shares by the Underwriter, the Underwriter proposes to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5.    Covenants of the Company; Covenants of the Selling Shareholders.

(a)          In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with the Underwriter that:

(i)           The Company shall prepare the Prospectus in a form approved by you and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which you shall object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify you promptly (and, if requested by the Underwriter, confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefore, (F) of the receipt of any comments from

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the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.

(ii)          If at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment, supplement or document (in form and substance satisfactory to the Underwriter) that will correct such statement or omission or effect such compliance, and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii)        The Company will not, without the prior consent of the Underwriter, (A) make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex III hereto and any electronic road show previously approved by the Underwriter, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Shares. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriter or the Company, conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriter or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Underwriter promptly and, if requested by the Underwriter, prepare and furnish without charge to the Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Underwriter) that will correct such statement, omission or conflict or effect such compliance.

(iv)         The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

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(v)          The Company will promptly deliver to the Underwriter such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, any Issuer Free Writing Prospectus and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriter with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(vi)         Promptly from time to time, the Company will use its best efforts, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as the Underwriter may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(vii)       The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(viii)      During the period of five years from the effective date of the Registration Statement, to the extent not available on EDGAR, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company, and will deliver to you (i) as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

(ix)         The Company will use its best efforts to list the Shares, subject to notice of issuance, on the NYSE.

(x)          The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Shares, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.

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(xi)         The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(b)       Each Selling Shareholder covenants and agrees with the Underwriter::

(i)           To deliver to the Underwriter prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States Person) or Form W-9 (if the Selling Shareholder is a United States Person), which in each case may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

(ii)          To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Shareholder; and

(iii)         Such Selling Shareholder has not, prior to the execution of this Agreement, distributed any “prospectus” (within the meaning of the Securities Act) or “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, or (ii) in connection with the offering or sale of the Shares other than the Pricing Prospectus, and will not, at any time on or after the execution of this Agreement, distributed any “prospectus” (within the meaning of the Securities Act) the Pricing Prospectus and the then most recent Prospectus.

6.     Covenant of the Underwriter. The Underwriter covenants and agrees with the Company that the Underwriter has not used and will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if the Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act).

7.     Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; and (iv) all expenses in connection with the qualification of the Shares for offering and sale

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under state or foreign securities or blue sky laws as provided in Section 4(f) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification or offering and in connection with any blue sky survey. The Company also will pay or cause to be paid: (x) the cost and charges of any transfer agent or registrar for the Shares; and (y) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood, however, that except as provided in Sections 9, 10 and 13 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and stock transfer taxes on resale of any of the Shares by them.

Each Selling Shareholder will pay all fees and expenses related to the offering of the Shares to be sold by it, including (i) the fees and disbursements of its counsel, if any, and (ii) any applicable stock transfer or other taxes. Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Shareholders may make for the sharing or allocation of such costs and expenses.

8.     Conditions of Underwriter’s Obligations. The several obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 8, “Closing Date” shall refer to the Closing Date for the Shares), to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a)(i) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and all necessary regulatory or stock exchange approvals shall have been received.

(b)          At the Closing Date you shall have received the written opinion of each of LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Company, Kilpatrick Stockton LLP, Georgia counsel to the Company, and Todd C. Johnson, Vice President and Secretary of the Company, dated the Closing Date and addressed to the Underwriter, in each case in form and substance satisfactory to you, to the effect set forth in Annex I hereto.

(c)          At the Closing Date, you shall have received the favorable written opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for each of the Selling Shareholders, dated the Closing Date, addressed to the Underwriter in the form attached hereto as Annex II.

(d)          At the Closing Date, you shall have received the written opinion of Underwriter’s Counsel, dated the Closing Date and addressed to the Underwriter, in form and substance satisfactory to you, with respect to the issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus and such other matters as you may

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require, and the Company shall have furnished to Underwriter’s Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(e)          At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to you, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (a), (h) and (i) of this Section 8, and as to such other matters as you may reasonably request.

(f)           At the Closing Date, you shall have received a comfort letter, from KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel.

(g)          At the Closing Date, you shall have received a comfort letter, from Ernst & Young LLP, former independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriter and in form and substance satisfactory to the Underwriter and Underwriter’s Counsel.

(h)          (i) Neither the Company nor any Subsidiary shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Pricing Prospectus (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof) and the Pricing Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of the Company or any Subsidiary or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Pricing Disclosure Package (exclusive of any such supplement).

(i)           On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock or the Company’s financial strength or claims paying ability.

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(j)           At the Closing Date, the Shares shall have been approved for listing upon notice of issuance on the NYSE.

(k)          At the Closing Date, you shall have received a certificate of an authorized representative of each Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder set forth in Section 2 hereof are accurate and that such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(l)           On or prior to the Closing Date, you shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from each Selling Shareholder.

(m)         The Company shall have furnished the Underwriter and Underwriter’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriter’s Counsel pursuant to this Section 8 shall not be satisfactory in form and substance to the Underwriter and to Underwriter’s Counsel, all obligations of the Underwriter hereunder may be cancelled by the Underwriter at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

9.     Indemnification.

(a)          The Company shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (ii) the omission or alleged omission to state (A) in the Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in any Preliminary Prospectus, the Pricing Disclosure Package or the

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Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein. The parties agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 17 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b)   Each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to such Selling Shareholder contained in the Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to such Selling Shareholder required to be stated therein or necessary to make (i) the statements in the Registration Statement, as originally filed or any amendment thereof, not misleading, or (ii) the statements in any Preliminary Prospectus, the Pricing Disclosure Package, or the Prospectus, or any supplement thereto or amendment thereof, in light of the circumstances under which they were made, not misleading; provided, however, that such Selling Shareholder will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, it being agreed that the only such information is that which is included under the heading “Selling Shareholders” which relates to such Selling Shareholder; and, provided further, however, that in no such case shall any Selling Shareholder be liable or responsible under this subsection (b) and Section 10 for any amount in excess of the proceeds (net of the underwriting discount but before deducting other expenses) applicable to the Shares sold by such Selling Shareholder pursuant to the transactions contemplated hereby. This indemnity agreement will be in addition to any liability that any Selling Shareholder may otherwise have including under this Agreement.

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(c)          Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Shareholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein; provided, however, that in no case shall the Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares to be purchased by the Underwriter hereunder. The parties agree that such information provided by or on behalf of the Underwriter consists solely of the material referred to in Section 17 hereof.

(d)          Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 9 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one

23

of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

10.  Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Selling Shareholders on the one hand and the Underwriter on the other shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, reasonable slegal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and any Selling Shareholder, any contribution received by the Company and any Selling Shareholder from persons, other than the Underwriter, who may also be liable for contribution, including persons who control the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, any Selling Shareholder and one or more of the Underwriter may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Shareholders on the one and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders bears to (y) the underwriting discount or commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and the Selling Shareholders on the one hand and of the Underwriter on the other shall be determined by reference to, among other

24

things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Selling Shareholder on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and any Selling Shareholder, as applicable, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 10 or otherwise. The obligations of the Company and the Selling Shareholders to contribute pursuant to this Section 10 are joint and several.

11. Default by Selling Shareholders.

(a)          If any Selling Shareholder or Selling Shareholders shall default in its or their obligation to sell and deliver any Shares hereunder, then the Underwriter may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 7, 9, 10, 12 and 13 hereof shall remain in full force and effect. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

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(b)          In the event that such default occurs and the Underwriter agrees to proceed with the Offering, then the Underwriter may, at its option, by notice to the Selling Shareholders, postpone the Closing Date, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriter’s Counsel, may thereby be made necessary or advisable; and in no event shall the Company be obligated to sell Shares hereunder.

12.  Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter, the Company and the Selling Shareholders contained in this Agreement or in certificates of officers of the Company or any Subsidiary or of the Selling Shareholders submitted pursuant hereto, including the agreements contained in Section 5 and 6, the indemnity agreements contained in Section 9 and the contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company or any Selling Shareholder, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriter. The representations contained in Section 1 and the agreements contained in Sections 5, 6, 9, and 14 hereof shall survive any termination of this Agreement, including termination pursuant to Section 11 or 13 hereof.

13. Effective Date of Agreement; Termination.

(a)          This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)          The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date if, at or after the Applicable Time, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriter will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) a suspension or material limitation in trading in securities generally on the NYSE or Nasdaq shall have occurred; or (iii) a suspension or material limitation in trading in the Company’s securities on the NYSE shall have occurred; or (iv) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (vi) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriter, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

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(c)          Any notice of termination pursuant to this Section 13 shall be in writing.

(d)          If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriter set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriter, reimburse the Underwriter for all out-of-pocket expenses (including the fees and expenses of its counsel), incurred by the Underwriter in connection herewith.

14.  Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)          if sent to the Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to the Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Senior Managing Director, Equity Transactions Group, with a copy to Underwriter’s Counsel at 767 Fifth Avenue, New York, NY 10153, Attention: Alex Lynch, Esq.;

(b)          if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: Todd C. Johnson, Vice President and Secretary;

(c)          if sent to the Selling Shareholders, shall be mailed, delivered or faxed and confirmed in writing to each of the following: Texas Pacific Group, 301 Commerce St., Suite 3300, Fort Worth, TX 76102, Fax: (817) 871-4001, Attention: Clive D. Bode, Esq., Acting General Counsel; Thomas H. Lee Partners, LP, 100 Federal Street, Boston, MA 02110, Fax: (617) 897-1467, Attention: Charles P. Holden, Director and Chief Financial Officer; Evercore Capital Partners, 100 Wilshire Blvd., Suite 550, Santa Monica, CA 90401, Fax: (310) 689-0822, Attention: Dan Ross, Vice President;

provided, however, that any notice to the Underwriter pursuant to Section 9 shall be delivered or sent by mail or facsimile transmission to the Underwriter at its address set forth in its acceptance facsimile to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

15.  Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company and the Selling Shareholders and the controlling persons, directors, officers, employees and agents referred to in Sections 9 and 10 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term

27

“successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from the Underwriter.

16.  Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company and each Selling Shareholder irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) AND EACH SELLING STOCKHOLDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

17.  The parties acknowledge and agree that, for purposes of Sections 1(b), 1(c), and 9 hereof, the information provided by or on behalf of the Underwriter consists solely of the material included in paragraphs 3 and 5 under the caption “Underwriting” in the Issuer Free Writing Prospectus listed in Annex III and paragraphs 4 and 9 under the caption “Underwriting” in the Prospectus.

18.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

19.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.  Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

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If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

FIDELITY NATIONAL INFORMATION SERVICES, INC

By: /s/ Todd C. Johnson

Name:  Todd C. Johnson

Title:     Senior Vice President and Secretary

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THL FNIS HOLDINGS LLC

By: THL Equity Advisors V, LLC, its general partner

By: Thomas H. Lee Partners, L.P., its sole member

By: Thomas H. Lee Advisors, LLC, its general partner

By: /s/ Scott A. Schoen

Name: Scott A. Schoen

Title:   Managing Director

THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.

By: THL Equity Advisors V, LLC, its general partner

By: Thomas H. Lee Partners, L.P., its sole member

By: Thomas H. Lee Advisors, LLC, its general partner

By: /s/ Scott A. Schoen

Name: Scott A. Schoen

Title:   Managing Director

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

By: THL Investment Management Corp its General Partner

By: /s/ Scott A. Schoen

Name: Scott A. Schoen

Title:

PUTNAM INVESTMENTS HOLDINGS, LLC

By: Putnam Investments, LLC, its Managing Member

By: Thomas H. Lee Advisors, LLC, attorney-in-fact

By: /s/ Scott A. Schoen

Name: Scott A. Schoen

Title:

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PUTNAM INVESTMENTS EMPLOYEES’

SECURITIES COMPANY I, LLC

By: Putnam Investments Holdings, LLC, its Managing Member

By: Putnam Investments, LLC, its Managing Member

By: Thomas H. Lee Advisors, LLC, attorney-in-fact

By: /s/ Scott A. Schoen

Name: Scott A. Schoen

Title:

PUTNAM INVESTMENTS EMPLOYEES’

SECURITIES COMPANY II, LLC

By: Putnam Investments Holdings, LLC, its Managing Member

By: Putnam Investments, LLC, its Managing Member

By: Thomas H. Lee Advisors, LLC, attorney-in-fact

By: /s/ Scott A. Schoen

Name: Scott A. Schoen

Title:

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TPG FNIS HOLDINGS, LLC

SECURITIES COMPANY II, LLC

By: TPG GenPar III, L.P., its general partner

By: TPG Advisors III, Inc., its general partner

By: /s/ Clive D. Bode

Name: Clive D. Bode

Title:   Vice President

TPG PARALLEL III, L.P.

By: TPG GenPar III, L.P., its general partner

By: TPG Advisors III, Inc., its general partner

By: /s/ Clive D. Bode

Name: Clive D. Bode

Title:   Vice President

                                TPG INVESTORS III, L.P.

By: TPG GenPar III, L.P., its general partner

By: TPG Advisors III, Inc., its general partner

By: /s/ Clive D. Bode

Name: Clive D. Bode

Title:   Vice President

                                TPG DUTCH PARALLEL III, C.V.

By: TPG GenPar Dutch, L.L.C., its general partner

By: TPG GenPar III, L.P., its general partner

By: TPG Advisors III, Inc., its general partner

By: /s/ Clive D. Bode

Name: Clive D. Bode

Title:   Vice President

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FOF PARTNERS III, L.P.

By: TPG GenPar III, L.P., its general partner

By: TPG Advisors III, Inc., its general partner

By: /s/ Clive D. Bode

Name: Clive D. Bode

Title:   Vice President

FOF PARTNERS III-B, L.P.

By: TPG GenPar III, L.P., its general partner

By: TPG Advisors III, Inc., its general partner

By: /s/ Clive D. Bode

Name: Clive D. Bode

Title:   Vice President

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EVERCORE METC CAPITAL PARTNERS II L.P.

By: Evercore Partners II L.L.C., its General Partner

By: /s/ Kathleen G. Reiland

Name: Kathleen G. Reiland

Title:   Senior Managing Director

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Accepted as of the date first above written

BEAR, STEARNS & CO. INC.

By: /s/ Stephen Parish

Name: Stephen Parish

Title:   Senior Managing Director

35

SCHEDULE I

Selling Shareholder	Number of Shares to be Sold
THL FNIS Holdings, LLC	2,516,390
Thomas H. Lee Equity (Cayman) Fund V, L.P.	27,529
Putnam Investment Holdings, LLC	15,658
Putnam Investments Employees’ Securities Company I LLC	13,455
Putnam Investments Employees’ Securities Company II LLC	12,013
Thomas H. Lee Investors Limited Partnership	14,955
TPG FNIS Holdings, LLC	2,395,026
TPG Parallel III, L.P.	103,137
TPG Investors III, L.P.	52,018
FOF Partners III, L.P.	1,251
FOF Partners III-B, L.P.	27,810
TPG Dutch Parallel III, C.V.	20,758
Evercore METC Capital Partners II, L.P.	346,600
TOTAL	5,546,600

SCHEDULE II

Subsidiaries

FIS Entities	Domicile
Fidelity Information Services, Inc.	AK
Aurum Technology, Inc.	DE
Fidelity National Information Solutions, Inc.	DE
InterCept, Inc.	GA
LSI Title Agency, Inc.	IL
LSI Appraisal, LLC	DE
Fidelity National Tax Service, Inc.	CA
Investment Property Exchange Services, Inc.	CA
LSI Title Company	CA
Certegy Entities
Fidelity National Card Services, Inc. (f//k/a/ Certegy Card Services, Inc.)	FL
Certegy Check Services, Inc.	DE

2

ANNEX I

Form of Opinion of Company Counsel

[to be attached]

_________________________

 Opinions to be allocated to the reasonable satisfaction of the Underwriter

2

ANNEX II

Form of Opinion of Selling Shareholders’ Counsel

(i)           Each of the Selling Stockholders is validly existing as a limited partnership or limited liability company, as the case may be, in [good standing] under the laws of its jurisdiction of incorporation or formation.

(ii)          Each of the Selling Stockholders has the power as a limited partnership or limited liability company, as the case may be, to enter into the Underwriting Agreement and to perform its obligations thereunder.4

(iii)        Assuming that (a) DTC is a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC, and (b) the Underwriter acquires its interest in the securities it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), the Underwriter that has purchased securities from Seller delivered on the date hereof to DTC, made payment therefor pursuant to the Underwriting Agreement and has had such securities credited to a securities account of the Underwriter maintained with DTC will have acquired a securities entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such securities, and no action based on an adverse claim may be asserted against the Underwriter with respect to such security entitlement.

(iv)         The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited liability company actions or limited partnership actions, as the case may be, of each of the Selling Stockholders and the Underwriting Agreement has been duly executed and delivered by each of the Selling Stockholders [under the law of the State of New York]. 4

(v)          The execution and delivery by each of the Selling Stockholders of the Underwriting Agreement do not, and the performance by each of the Selling Stockholders of its obligations thereunder will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America, the State of New York that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance, except such as have been obtained or effected under the Securities Act, as amended (but we express no opinion relating to any state securities or Blue Sky laws), (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the constituent documents of such Selling Stockholder s identified in Exhibit A hereto, 4 or (c) result in a violation of any United States federal or New York State law, or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

_________________________

 Note: Language will track the formulation found in the organizational documents from each entity’s jurisdiction of formation.

 Entities organized in jurisdictions other than New York and Delaware to be discussed. Please provide names of such entities.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriter’s Counsel) of other counsel reasonably acceptable to Underwriter’s Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Shareholders provided that copies of any such statements or certificates shall be delivered to Underwriter’s Counsel. The opinion of such counsel shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

ANNEX III

                Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

1. Free Writing Prospectus, dated November 9, 2006